Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Integra Resources Corp
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-29
Reporting Entity ESTMA Identification Number	E671462		Original Submission Amended Report
Other Subsidiaries Included (optional field)	Integra Mining Holdings Canada Inc., Integra Holdings US Inc., DeLamar Mining Company, Millennial Silver Nevada Inc., Millennial NV LLC, Millennial Development LLC, Millennial Red Canyon LLC, Millennial Arizona LLC, Argonaut Gold (US) Inc., Rye Patch Mining US Inc., Standard Gold Mining Inc. and Florida Canyon Mining Inc.

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	George Salamis				Date	2026-05-29
Position Title	Chief Executive Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Integra Resources Corp				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E671462
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of the United States of America	Department of Interior: Bureau of Land Management			1,477,323					1,477,323	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025 of 1US$ = 1.3978 C$
United States of America	State of Arizona	State Land Department			188,368					188,368	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025 of 1US$ = 1.3978 C$
United States of America	State of Nevada	Department of Taxation	5,341,649							5,341,649	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025 of 1US$ = 1.3978 C$
United States of America	State of Nevada	Nevada Division of Environmental Protection: Bureau of Water Pollution Control			108,783					108,783	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025 of 1US$ = 1.3978 C$
United States of America	State of Nevada	Nevada Division of Environmental Protection: Bureau of Mining Regulation and Reclamation			146,258					146,258	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025 of 1US$ = 1.3978 C$
United States of America	Pershing County	Treasurer	4,706,613							4,706,613	Tax amounts were converted using the average exchange rate for the year ended December 31, 2025 of 1US$ = 1.3978 C$
United States of America	Shoshone Paiute Tribes of the Duck Valley								129,297	129,297	Infrastructure amounts were converted using the average exchange rate for the year ended December 31, 2025 of 1 US$ =1.3978 C$
Additional Notes:

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Integra Resources Corp				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E671462
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	DeLamar Project			585,814				129,297	715,110	Fee and infrastructure amounts were converted using the average exchange rate for the year ended December 31, 2025 of 1 US$ = 1.3978 C$
United States of America	Nevada North Project			335,472					335,472	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025of 1 US$ = 1.3978 C$
United States of America	Cerro Colorado			252,387					252,387	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025of 1 US$ = 1.3978 C$
United States of America	Red Canyon			97,287					97,287	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025of 1 US$ = 1.3978 C$
United States of America	Ocelot			48,084					48,084	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025of 1 US$ = 1.3978 C$
United States of America	Dune			10,064					10,064	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025of 1 US$ = 1.3978 C$
United States of America	Eden			19,010					19,010	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025of 1 US$ = 1.3978 C$

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Integra Resources Corp				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E671462
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Marr			25,999					25,999	Fee amounts were converted using the average exchange rate for the year ended December 31, 2025of 1 US$ = 1.3978 C$
United States of America	Florida Canyon Mine	10,048,262		546,614					10,594,876	Tax and fee amounts were converted using the average exchange rate for the year ended December 31, 2025of 1 US$ = 1.3978 C$
Additional Notes[3]: